UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2026

Commission File Number 001-39223

SADOT GROUP INC.

(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

295 E. Renfro Street, Suite 300, Burleson, Texas 76028

(Address of principal executive offices)

(832) 604-9568

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SDOT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 8, 2026, Sadot Group Inc. (the “Company”) entered into an Amendment to Share Purchase Agreement (the “SPA Amendment”) with Shrvan Kumar Yadav (the “Seller”), amending that certain Share Purchase Agreement dated June 2, 2026 (the “Original SPA”) pursuant to which the Company acquired all of the issued and outstanding shares of Anira Consulting FZC, a company incorporated in Sharjah, United Arab Emirates (the “Target” or “Anira”), on June 2, 2026.

The SPA Amendment provides that the 1,000 shares of Series B Preferred Stock to be issued as part of the consideration under the Original SPA shall be non-convertible (the “Series B Preferred Stock”) and that the previously contemplated Convertible Promissory Note in the principal amount of USD $5,000,000 shall be replaced in its entirety with a non-convertible Promissory Note in the same principal amount (the “Note”).

The aggregate purchase price for the acquisition remains USD $12,000,000, consisting of:

●	135,000 shares of the Company’s common stock, par value $0.0001 per share (valued at $3.00 per share, aggregate value USD $405,000);

●	1,000 shares of Series B Preferred Stock with a stated value of $6,595 per share (aggregate stated value USD $6,595,000); and

●	the Note in the principal amount of USD $5,000,000.

The Series B Preferred Stock is non-voting and has a liquidation preference equal to the stated value (plus any declared but unpaid dividends), pari passu treatment with common stock for dividends and distributions, and a right for the Company (at its sole option) to redeem all or any portion of the outstanding shares at the stated value (plus any accrued and unpaid dividends). The Series B Preferred Stock has no conversion rights into common stock or any other equity securities of the Company.

The Note is a zero-interest promissory note maturing on June 2, 2028. The Company may prepay all or any portion of the Note at any time prior to maturity upon at least five (5) Business Days’ prior written notice, with the prepayment amount equal to the principal being prepaid multiplied by (1 minus the Discount Percentage). The Discount Percentage equals the number of full calendar months remaining until maturity multiplied by 1% per month. The Note contains customary events of default and is governed by the laws of the State of Nevada.

The SPA Amendment and the issuance of the securities thereunder were approved by the Company’s Board of Directors on June 8, 2026. The transactions remain exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation D promulgated thereunder.

The foregoing descriptions of the SPA Amendment and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of the SPA Amendment (including the form of Note attached as an exhibit thereto), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Original SPA was previously filed as an exhibit to the Company’s Current Report on Form 8-K filed on or about June 3, 2026.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On or about June 8, 2026, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment to Designation for its Series B Preferred Stock (the “Amended COD”), amending the prior designation of the series. The Amended COD was adopted by resolution of the Board of Directors pursuant to authority granted in the Company’s Articles of Incorporation (no stockholder approval was required for this amendment effected prior to issuance of any shares of the series).

The Amended COD designates 1,000 shares of Series B Preferred Stock, par value $0.0001 per share, with a stated value of $6,595 per share. The Series B Preferred Stock is non-convertible and non-voting. In the event of any liquidation, dissolution or winding up of the Company, holders of Series B Preferred Stock are entitled to receive, prior to any distribution to holders of common stock (but subject to any senior preferred stock, including the Company’s existing Series A Preferred Stock), an amount per share equal to the stated value (plus any declared but unpaid dividends). The Series B Preferred Stock ranks pari passu with the common stock with respect to dividends and distributions. The Company has the right, at its sole option and discretion, at any time and from time to time, to redeem all or any portion of the outstanding Series B Preferred Stock at a redemption price equal to the stated value per share (plus any declared but unpaid dividends). Fractional shares are rounded up to the next whole share. The Amended COD contains other customary provisions regarding record holders and related matters.

The foregoing description of the Amended COD is qualified in its entirety by reference to the full text of the Amended COD, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Designation of Series B Preferred Stock of Sadot Group Inc. (filed with the Nevada Secretary of State on or about June 8, 2026)
10.1	Amendment to Share Purchase Agreement dated June 8, 2026, by and between Sadot Group Inc. and Shrvan Kumar Yadav (including form of Promissory Note as Exhibit B-1 thereto)
10.2	Promissory Note payable to Shrvan Kumar Yadav in the principal amount of $5,000,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SADOT GROUP INC.

	By:	/s/ Chagay Ravid
	Name:	Chagay Ravid
	Title:	Chief Executive Officer

Date: June 10, 2026